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                                                                    Exhibit 99.1

                            WASHINGTON MUTUAL, INC.
                      1201 Third Avenue, Seattle, WA 98101

        PROXY FOR THE ___________, 1997 SPECIAL MEETING OF SHAREHOLDERS

               This Proxy is Solicited By the Board of Directors
                           of Washington Mutual, Inc.

        The undersigned shareholder(s) of Washington Mutual, Inc. ("Washington Mutual"), hereby appoints William L. Lynch and Marc R. Kittner, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated below, all the shares of Common Stock of Washington Mutual held of record by the undersigned on May 9, 1997, at the Special Meeting of Shareholders to be held on ________, 1997, and at any and all postponements, adjournments or reschedulings thereof.

        Shares represented by all properly completed, dated and executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS.

1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK pursuant to the Agreement and Plan for Merger, dated as of March 5, 1997, by and among Washington Mutual, Great Western Financial Corporation ("Great Western") and New American Capital, Inc., a wholly owned subsidiary of Washington Mutual ("NACI"), pursuant to which Great Western will merge with and into NACI; and

                / / FOR          / / AGAINST          / / ABSTAIN

2. APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION to increase the number of authorized shares of common stock from 350,000,000 to 800,000,000 shares.

                / / FOR          / / AGAINST          / / ABSTAIN

3.      SPECIAL MEETING R.S.V.P:  I/We _____ (enter number of people attending).

                 / / WILL ATTEND          / / WILL NOT ATTEND







        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related Joint Proxy Statement/Prospectus dated, in each case, ____________, 1997.

                                                Please sign your name below
                                                exactly as it appears hereon.
                                                When signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by president or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Date: ___________________, 1997

                                                Signature: ____________________

                                                Title: ________________________

                                                Signature (if held jointly):

                                                _______________________________

                                                Title: ________________________


             PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.